UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 11, 2008
Date of Report (Date of Earliest Event Reported)

AMES NATIONAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

IOWA	0-32637	42-1039071
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 FIFTH STREET
AMES, IOWA 50010
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code:  (515) 232-6251

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Item 8.01  Other Events.

In connection with the action taken by the United States Treasury Department and the Federal Housing Finance Agency with respect to the Federal National Mortgage Association (Fannie Mae) and the Federal Home Loan Mortgage Corporation (Freddie Mac), Ames National Corporation (the Company) announced today it will be taking an additional impairment charge in the third quarter of 2008 for investments in perpetual preferred securities issued by Fannie Mae and Freddie Mac.  The Company’s preferred investments in Fannie Mae and Freddie Mac are included in securities available for sale with an amortized cost of $6.7 million.  These securities currently have a market value of five to ten percent of the amortized cost of $6.7 million.  The Company does not hold any common or any other equity securities issued by Fannie Mae or Freddie Mac.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AMES NATIONAL CORPORATION

Date: Septemer 11, 2008	By:	/s/ Thomas H. Pohlman
Thomas H. Pohlman, President
(Principal Executive Officer)